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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM SB-2/A-2
REGISTRATION STATEMENT UNDER THE SECURITIES
ACT OF 1933
(Amendment No. _________________ )
Heavensent Bears, Inc.
(Name of small business issuer in its charter)





Florida
(State or jurisdiction of
incorporation or organization)
5499
(Primary Standard Industrial
Classification Code Number)
59-3604237
(I.R.S. Employer
Identification No.)



6821 Knightswood Dr. Orlando, Fl. 32818 (407)293-0942
(Address and telephone number of principal executive offices)





6821 Knightswood Dr. Orlando, Fl. 32818
(Address of principal place of business or intended principal place of business)





Scott Johnson 6821 Knightswood Dr. Orlando, Fl. 32818 (407)293-0942 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.
__________________________________
If this Form is filed to register additional securities for Registration Statement.
n offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] _________________________________________________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] _________________________________________________
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] _________________________________________________
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. []

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ X]



CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered...Common Stock
Dollar amount to be registered...$200,000
Proposed maximum offering price per unit...$0.25
Proposed maximum aggregate offering price..$200,000
Amount of registration fee (1)$100.00

[1] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).
Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions to Rule 457 relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.
If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Prospectus
HEAVENSENT BEARS, INC.
SHARES OF COMMON STOCK
No Minimum - 800,000 Maximum
Prior to this offering, there has been no public market for the common stock. We are offering up to a total of 800,000 shares of common stock on a best efforts, no minimum, 800,000 shares maximum. The offering price is $0.25 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 120 days from the effective date. Investing in the common stock involves certain risks.
See "Risk Factors" starting at page 5.
- ---------------------------------------------------------------------
Price Per            Aggregate      Proceeds to Us
Share                Offering Price
Common Stock $0.25   $200,000       $180,00

The company is also registering 567,000 shares of restricted common stock by Selling Shareholders. These shares will not be sold in this offering. See "Selling Shareholders" on page 23 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The date of this prospectus is _________________, 2001.

 Table of Contents
Page Number
Summary of Prospectus............................4
Risk Factors.....................................5
Risk Associated with Our Company.................5
Risk Associated with this Offering...............6
Use of Proceeds..................................9
Determination of Offering Price..................10
Capitalization...................................10
Dilution of the Price You Pay for Your Shares....11
Plan of Distribution: Terms of the Offering......12
Business.........................................13
Management's Discussion and Analysis of Financial
Condition and Results of Operations..............17
Management.......................................19
Description of Property..........................19
Executive Compensation...........................20
Disclosure of Commission Position on
Indemnification for Securities Act Liabilities...21
Principal Shareholders...........................21
Description of Securities........................22
Certain Transactions.............................23
Litigation.......................................23
Experts..........................................23
Legal Matters....................................23
Selling Shareholders.............................23
Financial Statements.............................26

*********************************************************
SUMMARY OF PROSPECTUS
*********************************************************
This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the "Risk Factors" section, review our financial statements and review other information that is incorporated by reference in this prospectus.

Summary Information about Our Company
We incorporated in the State of Florida on October 26, 1999, and we have generated small amounts of revenues (approximately $50,000) from operations since inception. The company is an Internet e-commerce based business operating a website called Heavensent
Village (www.heavensentvillage.com).Heavensent Village offers a variety of gift related items such as chocolates, flavored coffees, coffee accessories, bath and body products
(soaps, lotions and gels) and teddy bears.

On October 26, 1999, we issued 20,000,000 shares of common stock to Scott Johnson, our officer and director pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Regulation D Rule 506 Offering was completed in October, 2000. The offering raised $56,700.00 and 567,000 shares of restricted common were issued in conjunction with the offering. Those shares are being registered in this registration statement.

Our administrative office is located at 6821 Knightswood Drive, Orlando, Florida 32818, telephone (407)293-0942.
Our fiscal year end is June 30.

The Offering
Securities Being Offered.....Up to 800,000 shares of common stock, par value
$0.00001.

Offering Price per Share.... $0.25

Offering Period...... The shares are being offered for a period not to exceed
120 days from effective date.

Net Proceeds to Our Company.....Approximately $180,000.

Use of Proceeds.....We will use the proceeds to pay for the offering expenses, salaries and working capital. .

Number of Shares Outstanding Before the Offering........20,417,000

Number of Shares Outstanding After the Offering: 21,217,000

The company is also registering 567,000 shares of restricted company stock by existing shareholders that was purchased in a 506D offering
(June-October 200). The existing shareholders paid $.10/share. (See page 23)

*********************************
RISK FACTORS
*********************************
AN INVESTMENT IN THESE SECURITIES INVOLVES AN
EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY
SPECULATIVE. IN ADDITION TO THE OTHER INFORMATION
REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS,
YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN
DETERMINING WHETHER TO PURCHASE THE SHARES BEING
OFFERED. THE FOLLOWING RISK FACTORS ARE SOME OF THE
POTENTIAL AND SUBSTANTIAL RISKS WHICH COULD BE INVOLVED
IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.


Risks Associated with our Company
1. We have a limited operating history; We have a history of losses; No guarantee that we will ever be profitable.
We were incorporated in October 1999 and have not been profitable.
From inception through September 30, 2000 our accumulated deficit was $73,169. We have a very limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and cash flow is dependent upon our ability to generate greater revenues than what has been achieved so far. Failure to generate increased revenues will cause us to go out of business.

2. We have limited capital- Substantially dependent on the proceeds of this offering to continue as a going concern.
We have limited resources available for marketing of our products. Brand recognition is very important and with the limited resources the company will have it may not be able to establish a significant market share. There is no assurance that we will be able to raise enough money through this offering to continue as a going concern.

3. The Company's sales are heavily seasonal, with Valentine's Day, Mother's Day and Christmas as the Company's largest sales seasons. Because of the seasonality of the Company's business, results for any quarter are not necessarily indicative of the results that may be achieved for the full fiscal year. Chocolates and the flavored coffee sampler packets account for the majority of our sales and are primarily given as gift items. Management believes that for our company to be successful, additional products that we carry that are not primarily gift items will need to be promoted. Successful completion of this offering is necessary to implement the promotion. Management has no guarantee that the funds will be raised to accomplish this.

4. Internet Tax or Postal Fee for sending e-mails could severely impact sales.
An Internet Tax could be imposed much like a sales tax. Additionally, the US Postal Service is seeking to charge a fee for e-mails.
Management feels there is a small likely hood of either event happening in the near term but if either occurred it would tremendously affect sales.Internet E-commerce companies rely heavily on e-mails as a

Page 5
way of communicating with customers and potential customers. Our company primarily uses e-zine advertising. If a fee was imposed for sending e-mails advertising costs would increase dramatically for the company.

5. Dependence on Key Personnel to continue as a going concern
As there presently is only one officer and director, if he resigned or something happened to him, the company would be severely impacted.

Management is planning on adding additional members to the Board once this offering is completed. When Board members are added, a contingency plan will be established to insure the company continues as a going concern if something were to happen to Mr. Johnson.

Risks Associated with this Offering

1. Buying Low Priced Stocks are very risky and often times there is no market for the shares
Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. The Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors.
Accredited investors are
* institutions with assets in excess of $5,000,000
* individuals with net worth in excess of $1,000,000
* individuals with income exceeding $200,000, or $300,000
(jointly with a spouse).
For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain disclosures in penny stock transactions, including:
* the actual sale or purchase price
* the actual bid and offer quotations
* the compensation to be received by the broker-dealer and certain associated persons, and
* deliver certain disclosures required by the Securities and Exchange
Commission.
Because of the foregoing additional obligations imposed upon brokers, some brokers will not buy or sell our common stock. This means that you will not be able to sell your shares as easily as shares in larger corporations.

2. Management and current shareholders will retain control of our Company after the Offering
If all shares we are offering in this prospectus are sold, which we can't guarantee, you, will own approximately 3.7 % of our outstanding common stock. Our existing stockholders will own approximately 96.3 % of the outstanding shares, with the vast majority being owned by our officer and director, Scott Johnson. Mr. Johnson will own 93.6% of the outstanding shares after the offering. As a result, after completion of this offering, regardless of the number of shares we sell, our existing stockholders will be able to elect all of our directors and control of operations. Our Articles of Incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of Page 6 the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect a least one director to the board. Our existing shareholders do not intend to buy any shares in this offering. This means that existing shareholders will not be expanding their ownership.
Existing shareholders own shares at a much lower cost basis and could severely impact the price of the stock if they decide to sell once an established market is created.


3. Further dilution is likely is we issue additional shares at a lower price than the current offering price. If additional funds, other than what is raised in this offering, are needed and either no trading market exists for our stock or the trading is at a price substantially lower than this offering price you could incur more dilution to your investment.

4. This offering will result in certain benefits to Scott Johnson, who is the only officer and director. Mr. Johnson owns 20,000,00 shares of our company. He supplied only services valued at $38,500.00. You, on the other hand, will be providing all of the cash for our company's operations.
Mr. Johnson, under Rule 144, could sell a limited amount of stock at certain intervals of time, and severely impact the price of the shares.

5. There is no Minimum Number of Shares that must be sold and there is no Escrow Account.
There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the Company for the uses set forth in the "Use of Proceeds" section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once we have accepted the subscription.
By not having an escrow account, with a minimum amount of capital to be raised before funds are disbursed, the investor is risking total loss of his investment. If adequate capital is not raised, which management cannot guarantee, the company will be severely impacted and may not be able to continue as a going concern.

6. You Will Incur Immediate and Substantial Dilution.
Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares.
Upon completion of this offering the net tangible book value of the 21,217,000 shares to be outstanding, assuming all shares are sold, will be $186,781 or approximately $0.009. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part. You will incur an immediate dilution from $0.25 per share to $0.009 per share

7. We Do Not Pay Cash Dividends on Our Common Stock.
We have not paid any cash dividends on our common stock to date and we will not be paying cash dividends to stockholders in the foreseeable future. Any income we receive from operations will be reinvested and devoted to our future business operations and/or to expansion.


Page 7

8. Potential Future Sales of our Common Stock by existing shareholders could severely impact the price of our stock.
A total of 20,000,000 shares of stock were issued to our officer and director Scott Johnson. He paid an average price of $0.055. 567,000 shares of stock were sold in a Regulation D Rule 506 Offering at.10/share. It is the intention of management, that once this offering is completed, the company will file to be listed on the OTC Bulletin Board. There is no assurance that this offering will be completed or that if it is, the company will be listed on the OTC Bulletin Board.
If a trading market is developed, the shareholders in the 506D offering will likely sell a portion of their stock if the market price goes above $0.25. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

9. No Public Trading Market for the Shares.
There is currently no trading in our common stock. We cannot guarantee you that an active trading market in our shares will develop in the near future, even if this offering is successfully completed. Even if a trading market is developed, we cannot guarantee that it will be sustained for any period of time.

10. The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering.
The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:
* our limited operating history
* the proceeds to be raised by the offering
* the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and our relative cash requirements.

If and when a market exists for our stock, that price may be substantially lower than the offering price due to market conditions or the condition of our company. There is no assurance that this offering price is indicative of what the stock will be trading at when and if a public market develops.

11. There was no Underwriters Due Diligence review in connection with this offering.
Our company is doing a self underwriting. Normally, an underwriting is completed by a stock brokerage firm. Part of the process by the underwriter includes doing due diligence. Typically, self underwritings present more of a risk to investors. The ability to raise capital is dependent on the management of the company which may not have the resources that are available to a stock brokerage firm.


Self underwritings are very risky because the success of the offering depends solely on management's ability to raise capital. If the company does not raise a substantial portion of this underwriting the ability for the company to be successful is severely hampered. Given the fact that this is a self underwriting it will be harder to raise capital than through traditional methods.

Page 8

12. All of our agreements with Suppliers are verbal agreements.
Management will put into place formal written agreements with our suppliers once this underwriting is completed. At present, given our current sales level, management is comfortable with the agreements in place. If management is not able to secure written agreements from any particular supplier, it feels confident that another supplier can be utilized to accommodate our specific needs. This does present an additional risk until these agreements are put into place but management does not feel that it is a significant issue.

CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING
STATEMENTS
Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

- ---------------------------------------------------------------------
USE OF PROCEEDS
- ---------------------------------------------------------------------

The net proceeds from this offering will be $180,000, assuming all shares are sold, which we can't guarantee, after deducting $20,000, for estimated offering expenses, including accounting and legal fees.
We will use the proceeds for working capital, internet advertising, website development, office space, marketing materials, mailing and fulfillment of samples and a salary of $6,000/month for Mr. Johnson.
Mr. Johnson's base salary of $72,000/year will account for 40% of the offering proceeds. We have not allocated any of our use of proceeds for hiring employees. Management feels that there will be no problem finding qualified part time employees in the local area by running ads in the local college newspapers.
Employees will be hired once the sales reach a volume that warrants it(approximately $15,000/month).

Breakdown of Use of Proceeds :
Salary for Mr. Johnson............72,000
Internet Advertising              50,000
Office Space                      12,000
Marketing Materials                5,000
Website Development                5,000
Mailing & Fulfillment
of samples                         5,000
Working Capital                   31,000
Total                            180,000
If less than the maximum amount of the offering is completed, adjustments will be made to prioritize the proceeds in the following manner:
1) Internet Advertising will be the number one priority.
2) Mr. Johnson's salary will be $3,000/month until sales reach $20,000/month Page 9
3) Mailing and fulfillment of samples
4) Office space, marketing materials, website development and hiring employees will be put on hold until the company is self funding for these items.

 If it turns out that we have not raised enough money to implement our business plan, we will try to raise additional funds from a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease operations.
While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

- ---------------------------------------------------------------------
DETERMINATION OF OFFERING PRICE
- ---------------------------------------------------------------------
The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

* our limited operating history
* the proceeds to be raised by the offering
* the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and our relative cash requirements.

- ---------------------------------------------------------------------
CAPITALIZATION
- ---------------------------------------------------------------------
The following table sets forth our capitalization at September 30, 2000, on a historical basis and as adjusted to reflect the sale of the shares.
                                   9/30/00          As Adjusted
                                    Actual          After
                                                    Offering
Stockholder's Equity:
Common Stock:
100,000,000 shares authorized,
Par value $0.00001
20,417,000 issued and outstanding    $ 201
21,217,000 issued and outstanding                      $ 202
Additional Paid-in Capital           $ 80,199          $ 260,198
Deficit accumulated during the
development stage                    $ (73,619)        $ (73,619)
---------- ----------
TOTAL STOCKHOLDERS' EQUITY           $ 6,781           $ 186,781



Page 10
- ---------------------------------------------------------------------
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
- ---------------------------------------------------------------------
"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.
Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. See "Principal Stockholders."
As of September 30, 2000, the net tangible book value of our shares of common stock was $6,781 or approximately $0.0003 per share based upon 20,417,000 shares outstanding.
Upon completion of this offering the net tangible book value of the 21,217,000 shares to be outstanding, assuming all shares are sold, will be $186,781 or approximately $0.009. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part. You will incur an immediate dilution from $0.25 per share to $0.009 per share.
After completion of this offering, you will own approximately 3.7% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.25 per Share.
Our existing stockholders will own approximately 96.3 % of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $80,199, or approximately $0.004 per share.

The vast majority of the existing shares are owned by our officer and director, Scott Johnson. Mr. Johnson will own 93.6% of the outstanding shares after the offering.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.
Price per Share.............................................0.004
Net tangible book value per Share before Offering......... $0.0003
Net tangible book value per Share after Offering...........$0.009
Increase to present Stockholders in net tangible
book value per Share after Offering........................$0.008
Capital Contributions......................................$80,199
Number of Shares outstanding before the Offering..... .....20,417,000
Number of Shares after Offering held by
Existing Shareholders....................................20,417,000
Percentage of ownership after Offering......................96.3 %
Purchasers of Shares in this Offering
Price per Share.............................................$0.25
Dilution per Share..........................................$0.242
Capital contributions.......................................$200,000
Number of Shares in Offering.................................800,000
Percentage of ownership after Offering.......................3.7%




Page 11
*************************************************
Plan of Distribution; Terms of the Offering
*************************************************
Offering will be sold by one of our Officers
We are offering up to a total of 800,000 shares of common stock on a best efforts, no minimum, 800,000 shares maximum. The offering price is $0.25 per share. There is no minimum number of shares that we have to sell. There is no escrow account. All money received from the offering will be immediately used by us. The offering will be for a period of 120 days.
There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the company for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period.
We will sell the shares in this offering through Scott Johnson, one of our officers and directors. Mr. Johnson:
1) Will receive no commission from the sales of any shares.
2) Will not register as a broker dealer pursuant to
Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4 1.
3) Is not subject to statutory disqualification at the time of his participation
4) Is not associated with any Broker/Dealer or has been associated with any Broker/Dealer in the last 12 months
5) Will perform substantial duties on behalf of the company after the offering
6) Has not participated in selling and offering of securities for any issuer in the last twelve months
Rule 3a4 1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker dealer. The conditions are that:

1. None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2. None of such persons are compensated in connection with his or her participation by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; and
3. None of such persons are, at the time of his participation, an associated person or dealer; and
4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4 1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).
No public advertising will be used in this offering. Mr. Johnson will rely on his personal contacts and referrals from existing shareholders that he feels are sophisticated and suitable for the risk involved to fund this offering.
Procedures for Subscribing
If you decide to subscribe for any shares in this offering, you must:
1. Execute and deliver a subscription agreement
2. Deliver a check or certified funds to us for acceptance or rejection.
All checks for subscriptions must be made payable to "Heavensent Bears, Inc." Right to Reject Subscriptions
Page 12
We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All Moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.


*************************************
Business
*************************************
General
We were incorporated in the State of Florida on October 26, 1999. We are engaged in the sale of coffee, chocolates, handmade bath products (soaps, lotions and gels) and teddy bears through our website www.heavensentvillage.com.
The Company's goal is to become a leading e-tailer in each of its product areas by selling the finest quality products and by providing superior customer service, thereby building a high degree of customer loyalty.
Our business office and registered agents office is located at 6821
Knightswood
Drive, Orlando, Florida. Our telephone number is (407)293-0942.

Background
Heavensent Bears, Inc. owns an Internet Shopping Mall
(www.heavensentvillage.com) designed to attract online women shoppers. Our website features hand crafted teddy bears, bath products, gourmet coffees and gourmet chocolates.
Sales from November, 1999 through September, 2000 were approximately
$27,000. Coffee sales accounted for 54%($14,600)and chocolates accounted for 46%($12,400).
Sales from October, 2000 through December, 2000 were approximately
$22,000. Coffee sales accounted for 55%($12,200), Chocolate sales accounted for 39%($8500) and Bath Products accounted for 6%($1300).

E-Commerce Facts
For the first time in the brief history of the Internet, women now out number men online.
A new report from Jupiter Communications says the number of women online officially surpassed the number of men during the first quarter of 2000. The population of women on the Net is also growing faster than the overall online population.
From the first quarter of 1999 to the first quarter of 2000, almost every female demographic group experienced exponential growth online. The most noticeable increase by an age group was among teen-age girls 12 to 17. The number of those girls online jumped 125 percent. The number of women 55+ also grew by 109.5 percent.
Only women 18-24 showed less online activity this year than last. The number of Internet-active women in that category decreased by 4.5 percent. Women 35-44 only posted minor growth. That group's online presence grew by only 4.6 percent. But despite those minor setbacks, the overall population of women still is growing faster than men.
A closer look inside the numbers shows that women are no longer a niche market on the Internet. The actual number of teen-age girls on the Web went from 1,956,000 in 1999 to 4,426,000 in 2000. The number of women 55+ grew from 1,592,000 in O99 to 3,335,000 during the first quarter of this year. Those two groups alone now make up approximately 39 percent of the estimated Page 13
20 million Americans currently hooked up to the Internet.

Estimated US consumers purchasing something on line in 2001....64 million-up from 18 million in 98. This growth will result from increased security as well as a psychological boost in trust, familiarity and overall ease with online technology.
According to Forrester Research, there will be a hefty increase in online spending per household -- growing from $1,167 in 1999 to $3,738 in 2004.

Competition
There is intense competition in the products we carry. Each line of products we carry has several dominant players in their industry that have substantially more resources than our company.
Our main competition are brick and mortar retail operations. Most of these operations have limited exposure on the web and view the Internet as a necessary evil but do not see it as a main source of revenue.
The Internet has made it possible for start up companies to reach millions of shoppers that were not otherwise accessible without massive ad campaigns. Competition from other e-tailers in our product areas is also very intense. Management believes that e-tailing will evolve into 2 distinct types of e-tailing: the giants of the world such as Wal-Mart and the small specialty websites that provide unique products with superior customer service. Success in the smaller specialty niche will be dependent on managements ability to economically drive traffic to the website and control costs.
Currently, there is no dominant player on the Internet for the products we sell. The market is very fragmented with the brick and mortar retailers not aggressively pursuing the market and the specialty e-tailers concentrating on just one or two proprietary products.
We feel that our product mix with superior customer service will allow us to establish a niche market. With the funds from this offering, we are going to actively pursue becoming the number one site for espresso, flavored coffee and coffee accessories initially.
Our position in the marketplace now is insignificant. Without the funds from this offering we will not be able to establish the presence necessary to achieve our goal.

Existing Internet Stores
Coffee (www.heavensentvillage.com/coffee)
We are a reseller of gourmet roasted coffee under our private brand. With the assistance of the Specialty Coffee Association of America we developed a Creme Brulee Dessert Flavored Coffee that we offer in 12 flavors.
The coffee bean we selected to use is sourced out of Mexico and we don't anticipate any supply problems. The beans are roasted by a gourmet roaster(Poverty Bay Roasters) out of Seattle, WA. We feel this roaster can handle the volume necessary for us. In the event they can't, there are several other roasters using the same methods available or we could purchase our own equipment for approximately $30,000.00
According to the Specialty Coffee Association of America there are approximately 175 million coffee drinkers in the U.S. (+/- 5 million). Flavored coffee accounts for 20% of the overall coffee market.
The majority of flavored coffee drinkers are women.
The company introduced a line of upscale coffee accessories in December, 2000. Sales for the month of December were $2,000.
The company has developed three new "house" coffees- a light roast, a medium roast and a dark or Espresso roast. Initially, we will introduce Page 14 the Espresso roast and depending upon the success of this offering, we will introduce the other two roasts.

Chocolates (www.heavensentvillage.com/chocolate)

Our source for chocolate is a small store(Cascade Candy Company) north of Seattle, Washington. They make traditional handmade chocolates and candies.
Our main chocolate products are truffles and large apples dipped in caramel, chocolate and roasted nuts. The apples help distinguish us from the several thousands of other chocolate stores.
The chocolate apples have become a real fad in the last two years for gift giving items. The shopping network QVC popularized them with a product produced by a company named Mrs. Prindaples. Mrs. Pridables completely sold out their entire inventory this Christmas season and quit taking orders two weeks before Christmas. Another company, Willian Sonoma, carries a similar product and sold out of their available product when it was mentioned by Rosie O'Donnell on her show.
The apples are relatively easy to make, have good profit margins and have a shelf life of two weeks which is conducive to shipping. Our source for the apples is located in Washington which has an abundance of fresh apples.

Teddy Bears (www.heavensentvillage.com/bears)
A Company out of Toronto( Binkley Bears) produces the bears. We supply all the raw materials and they provide a finished product. Teddy bears are very seasonal with Valentine's Day and Mother's Day providing the bulk of the sales.
The bears are plush bears made out of German fur and German glass eyes. Management currently has 500 bears in various stages of completion. Initially, we planned to offer 30 different costumes for the bears. We have now decided to just offer one themed bear for a limited number of special occasions such as Mothers Day, Valentines
Day, Graduation, New Baby and Birthday Bears. Management feels that because of the low margins on the costumed bears it doesn't make sense to invest and tie up capital for items that may only be sold during the Christmas Holidays.
Once the initial order of bears we have is sold out, the company plans on sourcing them out of China on an as needed basis.

Bath Products (www.heavensentvillage.com/bath) Our products are sourced from a facility in North Carolina( Moes Soap Box) and private labeled under our Heavensent name. We sell handmade soaps (glycerin and cold processed),lotions and gels.
The raw materials used in the manufacturing of these products are a far better quality than those used in your local Bath and Body Shops. The costs of the raw materials used in the manufacturing are substantially higher than those used in your typical products. Typically, the Bath and Body Shops use a standard base while we create our own base and use top of the line ingredients.

Basic Business Plan
In order for us to implement our plan, it will be necessary to raise cash from this offering. Failure to do so could cause us to cease operations or severely curtail them until capital is raised.
Steps we plan to implement with the cash received from this offering:
Marketing Materials such as brochures and catalogues are very important.
Page 15
Customers still want to be able to have something in their hands. Approximately 35% of shoppers on the Internet will not give out their credit card number over the Internet. They feel more comfortable using an 800 number or filling out an order form from a catalogue.
We are going to produce in house our marketing materials. Printing costs will be approximately $5,000.
We received over 15,000 requests for free samples of our flavored coffees in March, 2000. Several Internet sites that offer "Freebies" mentioned that we offer free samples of flavored coffee. Management has contacted these sites and asked them to pull our listing until we get properly funded and are able to fulfill the sample orders. We still receive over 200 requests a week for samples. Costs for the coffee (1.5 ounces- enough to make a pot of coffee), brochure and envelope, labor and postage is $1.25.
We ran a "test" of 1,000 from the requests for free samples the last week in April. The samples were mailed (no brochures, marketing materials or directions for making the coffee were included) and a follow up E-mail was sent with an offer of a variety pack of 14 different flavored coffees in
1.5 ounce sample for $14.95 plus $4.20 for shipping and handling. The next
3 weeks, we received over $3,000 in orders for this item. Our total cost (including shipping) was $13.00 per item.
Even though the mailing was profitable, we have learned that flavored coffee is a commodity that is usually not consumed as quickly as normal coffee.

In the fall of 2000 we followed up on the balance of the 15,000 requests for free coffee samples. Because of the delay in responding to these requests, only a small percentage of requests were actually sent out.
We e-mailed all original requests for samples and because of bad e-mail addresses or failure to respond back to us, only 3,000(approximately) were sent out. The mailing costs us
$3,750 (approximately).
Our goal is to acquire customers that use our products on an almost daily basis. Management plans on using $5,000 of the proceeds to do a mailing introducing our new espresso blend of coffee. We will contact a limited number of the "freebie sites" and offer it for a limited time. If the test results prove profitable, we will continue the offer and contact other "freebie sites".

Internet Advertising - Through our test marketing we have found that Internet "E-zines" are a very cost-effective way of advertising. E-zines are newsletters, usually free of charge, that are transmitted via E-mail. Some of these e-zines have circulations of over one million subscribers. Their current advertising rates are $3-$5 per one thousand subscribers for a five to six line ad inserted into their newsletter. Typically, these e-zines don't sell out all of their advertising space and will sell it for 50% off if you are willing to purchase an ad at the last minute.
We plan on using $50,000 of the money raised in this offering for E-zine advertising.

Employees
We intend to hire several minimum wage hourly employees once sales reach $15,000/month. Our only management employee will be Scott Johnson, our officer and director.

Employees and Employment Agreements
At present, we have no employees, other than Mr. Johnson, who were
Page 16
compensated for their services. Mr. Johnson does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

Legal Proceeding
We are not involved in any pending legal proceeding.

- ---------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
- ---------------------------------------------------------------------
We are a startup, development stage company and have not yet realized any significant revenues from our business operations.
There is serious doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to implement our business plan. This is because we have not generated any significant revenues and no significant revenues are anticipated until we begin implementing our business plan. Accordingly, we must raise cash from sources other than the sales generated from our website. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our business plan and stay in business.
In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Limited Operating History; Need for Additional Capital
There is limited historical financial information about our company upon which to base an evaluation of our performance. We are a development stage company and have not generated any significant revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the implementation of our business plan, and possible cost overruns due to price and cost increases in goods and services.
To become profitable and competitive, we must successfully implement our business plan. We are seeking equity financing in order to provide for the capital required to implement our plan.
We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in dilution to existing shareholders.
Plan of Operation
If the company fails to raise any cash from this offering, operations will be severely hampered. Our business would be able to satisfy its cash requirements for the next twelve months. Fixed expenses are minimal and all advertising and product development would be ceased.
Page 17
If the company is successful in completing this offering several hourly employees would be hired over the next few months depending on sales. Management will adjust our business plan accordingly to the amount of capital that is raised in this offering. Fixed expenses will not be increased until Management feels fairly confident that the company will be able to meet the obligations. Internet advertising will be the number one priority. The Company has a fully functioning e-commerce site that will be adequate until sales are proven.
The company has no material internal or external sources of liquidity or any material commitments for capital expenditures.
Results of Operations
From Inception on October 26, 1999
Since inception, Mr. Johnson has provided loans and services for corporate expenses. He was issued 20,000,000 shares of restricted common stock. Regulation D 506 Offering was completed in October, 2000 raising $56,700 for the company. 567,000 shares of restricted common stock were issued. 417,000 shares were issued as of September 30 2000 and an additional
150,000 restricted common shares were sold in October, 2000.
Sales have been limited because of start up activities. Our business is very seasonal with Christmas, Valentine's Day and Mother's Day being the majority of our sales. Each major holiday since start up we have done a test advertising campaign.
Sales since inception through September, 2000 are approximately $27,000. Several expenses associated with being a start up company and going public were expensed during this time. Below is a listing of major expenses we have incurred since inception through September, 2000 with comments from
Management:
Cost of Sales- cost of sales were approximately $21,000. Management does not feel the cost of sales as a percentage to overall sales will be this high in the future. Product development costs for the flavored coffees were expensed during this time.
Total expenses were approximately $79,000. Website development and consulting expenses accounted for approximately $19,000. These expenses were substantially more than what would be expected in the future. It was necessary to develop our website. Management feels that these costs should decrease dramatically as a percentage of sales in the future.
Officers salaries were $32,000 from inception to September, 2000.
Advertising expenses were $7200. Several different internet advertising mediums were tested during this period. Management feels that advertising in the future will be approximately 15% of sales.
Postage and delivery expenses were $4,000. Management feels this item as a percentage of sales a will remain the same in the future.
Professional fees were $3,000. Management expects this item as a percentage of sales to decrease in the future.
Credit card fees were $1,000. Management expects this item as a percentage of sales to remain the same in the future.

Rent was $8,000. Management anticipates rental fees to increase to $12,000/yr upon successful completion of this offering.

In the summer of 2000, we concentrated on all the start up problems we encountered over the last six months:
1) Lack of repeat business from coffee sales
Follow up was done with approximately 100 customers. It was determined from the feedback that the quality of our flavored coffees was just average. With the help of the Specialty Coffee Association of America
Page 18
we developed a premium line of flavored coffees. This line was introduced in September, 2000 and the follow up feedback has improved tremendously. Indications of interest for our twelve sampler package of flavored coffees to be used as gifts for the Holiday Season for 2000 has been strong.
2) Website E-commerce difficulties
Numerous times during our test ad campaigns we experienced problems with our website. The company that hosts our website installed upgrades over the summer of 2000 and since this has been completed reliability has increased to almost 100%.
3) Seasonality of Sales
In order to increase sales year round we have added a line of upscale bath products for women and a line of coffee accessories.
We also revamped our coffee section. In the beginning we carried a full line of coffees from around the world as well as flavored coffees. Based on our customer research it was determined that these were just average.
We eliminated all of our coffee selections but the new flavored coffees we recently developed. We are introducing three new "House" coffees-light roast, medium roast and a dark or espresso roast. The espresso roast will be launched first with the other two roasts dependent on the success of our offering. We have sent samples to some of our existing customer base and feedback has been excellent.
4) Advertising
Since our initial start up we have tested several forms of advertising. We have determined that advertising in large circulation ezines
(50,000 or greater) that are women related have produced the best results. Additionally, search engines that allow you to bid on keywords to be listed at the top of the search result have proved very effective.

Liquidity and Capital Resources
As of the date of this registration statement, we have yet to generate any significant revenues from our business operations.
We issued 20,000,000 shares of common stock through a Section 4(2) offering in October 1999 to Mr. Johnson for services provided in forming the corporation. Subsequent thereto, the officer/shareholder has provided office space and management services to the Company in connection with the operation of the business. The Company has included the fair value of these services ($32,000 compensation expense and $6500 rent expense) in its statement of operations so that this statement would not be misleading. The officer does not expect to be repaid for these services therefore no officer liability in connection therewith has been recorded.

As of September 30, 2000, our total assets were $11,954 and our total liabilities were $5173. Cash and cash equivalents as of September 30, 2000 were $1870.
The proceeds of this offering will be adequate to fund our ongoing operations for the next twelve months.

---------------------------------------------------------------------
MANAGEMENT
- ---------------------------------------------------------------------
Officers and Directors
Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our Page 19 officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation Committees.


The name, address, age and position of our present sole officer and director is set forth below:
Name and Address Age Position(s)
Scott Johnson 44 President, Treasurer, Chief
6821 Knightswood Drive Financial Officer, Secretary and a member
Orlando, Florida 32818 of the Board of Directors
The person named above has held his office/position since inception of our company and is expected to hold his office/position until the next annual meeting of our stockholders.



Background of Officer and Director
Scott Johnson has been the President, Treasurer, Chief Financial Officer, Secretary and a member of the board of directors of the company since inception. From October 1993 to December 1996, Mr. Johnson was President of Republic Relations, an advertising and marketing firm. From January, 1997 to present Mr. Johnson has been an independent consultant for web based businesses. Mr. Johnson is currently not a full-time employee with another entity.
Education: BS/Accounting University of Central Florida 1979
Conflicts of Interest
We believe that Scott Johnson has no conflicts of interest with our company presently. Upon successful completion of this offering, Mr. Johnson will devote full time to the company.

------------------------------------------------------------------------
DESCRIPTION OF PROPERTY

------------------------------------------------------------------------
Currently, operations are conducted in the residence of our officer and director, Scott Johnson. He currently rents the residence for $1300/month. Upon successful completion of the offering the company will rent 1,000 square feet of office space.

-------------------------------------------------------------------------
EXECUTIVE COMPENSATION
-------------------------------------------------------------------------
Mr. Johnson, our officer and director, was compensated in shares of common stock ( 20,000,000 shares) for services provided in forming the corporation. Upon completion of the offering, Mr. Johnson will be compensated $6,000/month plus 3% of gross sales for his services.

Indemnification
Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. Page 20
To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

--------------------------------------------------------------------------
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
---------------------------------------------------------------------------
Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

 - ---------------------------------------------------------------------
PRINCIPAL STOCKHOLDERS
- ---------------------------------------------------------------------
The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.
Name and Address     Number of      Number
                                               Percentage of
Beneficial         Shares Before   of Shares      of Ownership
Owner [1]            Offering    After Offering  After Offering
- ------------------ ---------     ---------     --------------
Scott Johnson
6821 Knightswood Drive 20,000,000 20,000,000      93.6 %
Orlando, Fl. 32818
**************************
All Officers and       20,000,000 20,000,000      93.6 %
Directors as a group

Mr. Johnson may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended by virtue of his direct and indirect stock holdings. Mr. Johnson is the only "promoter" of our company.



Future Sales by Existing Shareholders
A total of 20,567, 000 shares of common stock were issued to the existing Stockholders, all of which are "restricted securities" as defined in Rule 144 of the rules and regulations of the SEC promulgated under the securities Act. Under 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.
Page 21
In this offering we are registering 567,000 shares of restricted stock purchased by investors in our 506 Offering. In the event our company ever goes public, sales of these securities could have a depressive effect on the market price, if any, of our common stock.


****************************************************************
Description of Securities
****************************************************************
Common Stock
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:
* have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors;
* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

Non-cumulative Voting
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 95% of our outstanding shares.

Cash Dividends
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.


Reports
After we complete this offering, we will furnish annual financial reports to you certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Stock Transfer Agent
The stock transfer agent for our securities is Securities Transfer Corporation, 2592 Dallas Parkway, Suite 102, Frisco, Texas 75034
Page 22
and its telephone number is (469) 633-0101.

- ---------------------------------------------------------------------
CERTAIN TRANSACTIONS
- ---------------------------------------------------------------------
In October 1999 we issued a total of 20,000,000 shares of restricted common stock to Scott Johnson, officer and director of our company. This was accounted for as a compensation expense of $32,000 and rent/office services for $6,500. Regulation D506 Offering was done from June-October 2000 raising $56,700 and 567,000 shares of restricted common stock were issued.

- ---------------------------------------------------------------------
LITIGATION
- ---------------------------------------------------------------------
We are not a party to any pending litigation and none is contemplated or threatened.

- ---------------------------------------------------------------------
EXPERTS
- --------------------------------------------------------------------
Our financial statements for the period from inception to June 30, 2000, included in this prospectus has been audited by James E.
and Associates, P.C., Independent Certified Public
Accountants, 22 Brushwood Court, Dillon, Colorado, set forth in their report included in this prospectus.


- ---------------------------------------------------------------------
LEGAL MATTERS
- ---------------------------------------------------------------------
Our company is using Scott Johnson to prepare the documents for this offering. He is an officer and director. He is not an attorney.
Legal opinion as required by the SEC has been issued by ERIC P.LITTMAN, P.A., 7695 SW 104 Street Suite 210
Miami, FL 33156






-----------------------------------------------------------------------
SELLING SHAREHOLDERS
-----------------------------------------------------------------------
The company recently completed a Regulation D 506 Offering and is registering 567,000 shares of restricted common stock purchased in the 506 Offering. This represents 2.8% of the outstanding stock before this offering and 2.7% of the outstanding stock after this offering assuming all 800,000 shares are sold. The following shares are being registered in this offering:
Name of Shareholder Date purchased Number of Shares Purchase Price

Mike Quiel 10/11/00 100,000 $10,000.00
15811. Mustang Dr.
Fountain Hills, Az. 85268
Page 23
Gavin Kirk 6/30/00 50,000 $5,000.00
1067 Skana Drive
Vancouver, B.C.
Canada VHM 2L2
Rift Resource Group 6/30/00 50,000 $5,000.00
P.O. Box 228
Temple Building
Providenciales,
Turks & Caicos Islands
Bernard Clinton 7/13/00 50,000 $5,000.00
236 Prince St.
Los Gatos, Ca. 95032
Gordon Quiel 7/22/00 50,000 $5,000.00
79080 Barwick Place
Indio, Ca. 92201
Rick Fellows 8/09/00 50,000 $5,000.00
P.O. Box 1664
Islamorada, Fl. 33036
CSP, Inc. 10/4/00 50,000 $5,000.00
207 Jasmine Lane
Longwood, Fl. 32779

New Mgmt System,Inc.9/06/00 32,000 $3,200.00
15310 Mustang Drive
Fountain Hill,
AZ. 85268
Roy Meadows 9/07/00 20,000 $2,000.00
207 Jasmine Lane
Longwood , Fl. 32779
Michelle Fontaine 6/30/00 10,000 $1,000.00
3560 #7 Rd.
Richmond, B.C.
Canada V6V1R4
Mike Marleau 7/07/00 10,000 $1,000.00
1383 Moringside Cres.
Vancouver, B.C.
Canada V6C2W9
Market Media 8/15/00 10,000 $1,000.00
1022 Greenwood Blvd.
Suite 121
Lake Mary, Fl. 32746

Caleb Joshua Halley 7/28/00 10,000 $1,000.00
P.O. Box 1664
Islamorada, Fl.33036

Dwain Brannon Group, LLC 8/15/00 10,000 $1,000.00
1022 Greenwood Blvd.
Suite 121
Lake Mary, Fl. 32746
Fairway Capital Partners, LLC8/15/00 10,000 $1,000.00
1022 Greenwood Blvd. Suite 121
Lake Mary, Fl. 32746
Karen Armstrong 7/30//00 10,000 $1,000.00
187 Redding Rd.
Campbell, Ca. 95008
Page 24
Kephart Family Enterprises 8/15/00 10,000 $1,000.00
2176 Alaqua Drive
Longwood, Fl. 32779
Joe Glen 9/21/00 10,000 $1,000.00
3104 E. Camelback #527
Phoenix, Az. 85016
Harold Minsky 6/30/00 5,000 $500.00
17116 Prarie St.
Northridge, Ca. 91325
John Leo 6/30/00 5,000 $500.00
242 Barrow St.
Jersey City, NJ 07302
Myrna Cedrone 6/30/99 5,000 $500.00
20 Clark St.
Randolph, Ma. 02368
Shirley Ming 6/30/00 5,000 $500.00
6362 Tera Rosa Circle
Boyton Beach, Fl 33437
Marco Myatovic 9/20/00 5,000 $500.00
4318 Northwood Road
Prince George British Columbia
Canada V2K 5R8
Total 567,000 $56,700

- -------------------------------------------------------------------
FINANCIAL STATEMENTS
- ---------------------------------------------------------------------
Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant. Our audited financial statements from inception to June 30, 2000, immediately follows.
























Page 25

Heavensent Bears, Inc.
TABLE OF CONTENTS
Audited Financial Statements
INDEPENDENT AUDITOR'S REPORT F-1
FINANCIAL STATEMENTS
Balance Sheets Audited 6/30/00 F-2
Statements of Operations Audited 6/30/00 F-3
Statement of Stockholders' Equity Audited 6/30/00 F-4
Statements of Cash Flows Audited 6/30/00 F-5
NOTES TO FINANCIAL STATEMENTS Audited 6/30/00 F-6
Balance Sheets Unaudited 9/30/00 F-7
Statements of Operations Unadited 9/30/00 F-8
Statements of Cash Flows Unaudited 9/30/00 F-9
NOTES TO FINANCIAL STATEMENTS Unaudited 9/30/00 F-10










































Page 26
F-1


INDEPENDENT AUDITOR'S REPORT


Board of Directors and Shareholders
Heavensent Bears, Incorporated

We have audited the balance sheet of Heavensent Bears, Incorporated (a development stage company) as of June 30, 2000 and the related statements of operations, stockholders' equity and cash flows for period from inception (October 22, 1999) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the balance sheet.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Heavensent Bears, Incorporated as of June 30, 2000, and the related statements of operations, stockholders' equity and cash flows for period from inception (October 22, 1999) to June 30, 2000, in conformity with generally accepted accounting principles.



	 James E. Scheifley & Associates, P.C.
Certified Public Accountants
Denver, Colorado
September 15, 2000

F-2

Heavensent Bears Incorporated
(A Development Stage Company)
Balance Sheet
June 30, 2000
ASSETS
Current assets:
Cash $ 1,870
Accounts receivable 51
Inventory purchase deposits 10,418
Total current assets 12,339
$12,339
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable $ 6,394
Total current liabilities 6,394
Long-term debt -
Officer advance 5,527
Commitments and contingencies (Note 3)

Stockholders' equity:
Common stock, $.00001 par value
100,000,000 shares authorized,
20,130,000 shares issued and outstanding 201
Additional paid-in capital 51,499
Deficit accumulated during
development stage (51,282)
___ 418_
$12,339


See accompanying notes to consolidated financial statements.

F-3
Heavensent Bears Incorporated
(A Development Stage Company)
Statement of Operations
For the Period From Inception
(October 22, 1999)
to June 30, 2000

Sales $22,751
Cost of sales 13,272
Gross profit 9,479


General and administrative expenses:
Advertising expense 4,115
Compensation of officer 32,000
Internet expenses 8,550
Postage and delivery 2,876
Professional fees 520
Credit card fees 1,576
Rent 6,500
Other 4,624
Total 60,761
Income (loss) from operations (51,282)



Other income and (expense):
Interest expense -
Interest income ___-__
Income before taxes (51,282)
Income taxes ____ -__
Net income (loss) $ (51,282)

Per share information:

Basic (loss) per share $ (0.00)
Weighted average shares
Outstanding 20,014,444

See accompanying notes to consolidated financial statements.

F-4
Heavensent Bears Incorporated
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period From Inception
(October 22, 1999) to June 30, 2000

Deficit
Additional Accumulated
Common Stock Paid-in During
Develop-
ACTIVITY Shares Amount Capital ment Stage
Total
Shares issued for
services at incep-
tion at par value 20,000,000 $ 200 $ - $ -
$
Shares issued for
cash:June 2000 at
$.10 per share 130,000 1 12,999 -
13,000
Contribution of
salary and expenses
by officer - - 38,500 -
38,500
Net loss for the
period ended
June 30, 2000 __-___ __-___ __-___ (51,282)
(51,282)
Balance June 30,
2000 20,130,000 $201 $ 51,499 (51,282)
418


See accompanying notes to financial statements.

F-5
Heavensent Bears Incorporated
(A Development Stage Company)
Statements of Cash Flows
For the Period From Inception
(October 22, 1999) to June 30, 2000

Net (loss) $(51,282)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Services and costs contributed by officer 38,500
Common stock issued for services 200
Changes in assets and liabilities:
(Increase) in accounts receivable (51)
(Increase) in inventory purchase deposits (10,418)
Increase in accounts payable 6,394
Total adjustments 34,625
Net cash (used in)
operating activities (16,657)

Cash flows from financing activities:
Common stock sold for cash 13,000
Advances from officer 5,527
Net cash provided by
financing activities 18,527
Increase (decrease) in cash 1,870
Cash and cash equivalents,
beginning of period _-__
Cash and cash equivalents,
end of period $1,870




See accompanying notes to consolidated financial statements.



Supplemental cash flow information:
Cash paid for interest $ -
Cash paid for income taxes $ -





See accompanying notes to consolidated financial statements.

F-6


Heavensent Bears, Incorporated
(A Development Stage Company)
Notes to Financial Statements
June 30, 2000

Note 1. Organization and Summary of Significant Accounting Policies.
The Company was incorporated in Florida on October 22, 1999. The Company is considered to be in its development stage. The Company's activities to date have been limited to organization and capital formation and the limited sale of coffee and candy products online through an internet shopping website - www.heavensentvillage.com. The Company plans to engage in the retail sale of coffee, candy and toys through an internet shopping website. The Company began limited product sales during June 2000, however the sales are not considered to be significant.
Sales of toy products have not commenced.
	Inventory and Inventory Purchase Deposits:
Inventory is valued at the lower of cost or market on a first-in first-out basis. At June 30, 2000, the Company had purchase contracts for $10,418 of toy inventory from a vendor. The Company has made cash payments of $6,627 and has included $3,791 in accounts payable as of June 30, 2000 in connection with this non-cancelable purchase contract. When the goods are received by the Company, the value thereof will be transferred to the inventory account.
Revenue Recognition:
Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company's historical return experience, however sales returns are not expected to be significant due to the nature of the products provided by the Company.
Estimates:
The preparation of the Company's balance sheet requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could differ from these estimates.
Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit
Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

In June 1998, the Financial Accounting Standards Board issued SFAS No.
133, Accounting for Derivative Instruments and Hedging Activities
("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are
Page 32
not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.
In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred. Effective in 1998, the Company adopted SOP 98-1 at its inception, however the Company has not incurred costs to date that would require evaluation in accordance with the SOP.
During 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 - Reporting on the Costs of
Start-Up Activities. The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred. The Company adopted the statement upon its inception and has charged to expense an aggregate of $9,070 of organization and website development costs through May 31, 2000.
In December 1999, the US Securities and Exchange Commission issued
Staff Accounting Bulletin No. 101 which summarizes certain of the commission staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The
Company's revenue recognition policy is in compliance with all of the commission staff's criteria for revenue recognition.
The Company believes that no adjustments to revenue reported in the accompanying financial statements will be required in connection with Staff Accounting Bulletin No. 101.
Note 2. Accounts payable.
Accounts payable at June 30, 2000 consist of trade items incurred in connection with the operation of the Company's business. The balance ($6,394) consists of $4,045 to inventory vendors, $1,500 for professional services and $849 for general administrative services.

Note 3. Stockholders' equity.
At inception, the Company issued 20,000,000 shares of it's restricted common stock to its founder and only officer in exchange for his services in forming the Company. The shares were valued at par value which amount is considered by the Company to be the fair value of the services.
During June 2000, the Company sold an aggregate of 130,000 shares of its common stock to unrelated individuals for gross proceeds of $13,000.

Note 4. Related party transactions
The Company neither owns nor leases any real or personal property.
The Company's major shareholder provides office services and the costs thereof are included in administrative expenses. At June 30, 2000 the shareholder had contributed $35,000 of unpaid salary and $3,500 of rent and office services to the Company for which repayment to
Page 33
the shareholder has been waived. The Company has recorded the transaction as a contribution of additional capital by the shareholder as the Company does not expect to and is not required to make cash repayment for the value of the services provided by the shareholder.
The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.
As of June 30, 2000 the shareholder had made cash advances to the Company or paid expenses of the Company aggregating $5,527 that is not expected to be repaid currently.
Note 5. Income Taxes
Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The
Company had no significant deferred tax items arise through June 30, 2000.
The Company has not provided for income taxes during the period ended
June 30, 2000 as a result of an operating loss. The Company has a net operating loss carryforward at June 30, 2000 of approximately $12,800.
The Company has fully reserved the deferred tax asset
(approximately $1,900) that would arise from the loss carryforward since it is more likely than not that the Company will not sustain a level of operations that would assure the utilization of the loss in future periods.

F-7
Heavensent Bears Incorporated
(A Development Stage Company)
Balance Sheet
September 30, 2000 (Unaudited)

Unaudited
9/30/00 6/30/00
ASSETS
Current assets:
Cash $ 560 $ 1,870
Account receivable 976 51
Inventory purchase deposits 10,418 10,418
Total current assets 11,954 12,339
Total Assets $11,954 12,339
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable $ 5,173 6,394
Total current liabilities 5,173 6,394
Long term Debt-officer advance - 5,527
Stockholders' equity:
Common stock, $.00001 par value,
100,000,000 shares authorized,
20,417,000 shares issued and 20,130,00
shares respectively
and outstanding 201 201
Additional paid-in capital 80,199 51,499
Deficit accumulated during
development stage (73,619) (51,282)
(51,282)
Total Stockholder Equity 6,781 418
Total Liability and Equity $11,954 12,399

See accompanying notes to unaudited financial statements.

F-8
Heavensent Bears Incorporated
(A Development Stage Company)
Unaudited Statement of Operations
For the 3 month Period ending 9/30/00
There were no operations for comparable period last year.

Period ending 9/30/00

Sales $ 4,366
Cost of sales 7,976
Gross profit(loss) (3,610)
General and
administrative expenses:
Advertising expense 3,088
Compensation of officer 8,720
Internet expenses 1,800
Postage and delivery 1,235
Professional fees 1,000
Credit Card Fees 125
Rent 1,500
Other 1,257
Total 18,725
Income (loss) from operations (22,335)




Other income and (expense):
Interest expense -
Interest income -

Income before taxes (22,335)
Income taxes -
Net income (loss) $(22,335)

Per share information:
Basic (loss) per share
$ (0.00)
Weighted average shares
outstanding
20,342,333

See accompanying notes to unaudited financial statements

F-9 Heavensent Bears Incorporated
(A Development Stage Company)
Unuadited
Statements of Cash Flows
For the 3 month Period
Ending 9/30/00
There were no operations for comparable period last year.

Net (loss)                                                  $(22,335)
Adjustments to reconcile net (loss)
to net cash provided by (used in)
operating activities:
Services and costs contributed
by officer services                                            1500
Changes in assets and liabilities:
(Increase) in accounts receivable                              (386)
Increase in accounts payable and
accrued expenses                                              (1222)
Total adjustments                                             (5635)
Net cash (used in)
operating activities                                        (22,443)


Cash flows from financing
activities:
Common stock sold for cash                                   28,700
Advances from officer                                         (5527)
Net cash provided by
financing activities                                          23,173

Increase (decrease) in cash                                     (730)
Cash and cash equivalents,
beginning of period                                             1,870
Cash and cash equivalents,
end of period                                                   $ 560
Supplemental cash flow information:
Cash paid for interest $ -
Cash paid for income taxes $ -





See accompanying notes to unaudited financial statements.

F-10
Notes to Unaudited Financial Statements
September 30, 2000
Heavensent Bears, Inc.
( A Development Stage Company)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
For the three months ended September 30, 2000
Basis of presentation
The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation SB-2 of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.
The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the year ended June 30, 2000.
Basic loss per share was computed using the weighted average number of common shares outstanding.
During the three months ended September 30, 2000, 287,000 shares of restricted common stock were sold for $28,700.
Officer advance of $5,527 was paid back during this period.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:.
1. Article XVI of the Articles of Incorporation of the Company, filed as
Exhibit 1 to the Registration Statement.
2. Article XIV of the Bylaws of the Company, filed as Exhibit 2 to the Registration Statement.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The estimated expenses of the offering (assuming all Shares are sold), all of which are to be paid by the Registrant, are as follows:
SEC Registration Fee $ 100.00
Printing Expenses 2,000.00
Accounting Fees and Expenses 2,500.00
Legal Fees and Expenses 2,000.00
Blue Sky Fees/Expenses 5,000.00
Transfer Agent Fees 3,000.00
Miscellaneous Expenses 5,400.00
----------- TOTAL $ 20,000.00 ===========


------------------------------------------------------------------------
RECENT SALES OF UNREGISTERED SECURITES
-------------------------------------------------------------------------
Mr Johnson was issued 20,000,000 shares of common stock on 10/31/99 for $200 and future services rendered.
The company recently completed (June-October, 2000) a Regulation D 506 Offering. 567,000 shares of common stock were sold at .10/share raising $56,700 and netting the company $55,700 after offering expenses. No commissions were paid in association with this offering. Below is a complete listing of the shareholders:


Name of Shareholder Date purchased Number of Shares Purchase Price

Mike Quiel             10/11/00       100,000         $10,000.00
15811. Mustang Dr.
Fountain Hills, Az. 85268

Gavin Kirk             6/30/00         50,000         $5,000.00
1067 Skana Drive
Vancouver, B.C.
Canada VHM 2L2

Page 39
Rift Resource Group    6/30/00         50,000         $5,000.00
P.O. Box 228
Temple Building
Providenciales,
Turks & Caicos Islands

Bernard Clinton        7/13/00         50,000         $5,000.00
236 Prince St.
Los Gatos, Ca. 95032

Gordon Quiel           7/22/00         50,000         $5,000.00
79080 Barwick Place
Indio, Ca. 92201

Rick Fellows           8/09/00         50,000         $5,000.00
P.O. Box 1664
Islamorada, Fl. 33036

CSP, Inc.             10/4/00          50,000         $5,000.00
207 Jasmine Lane
Longwood, Fl. 32779

New Mgmt System,Inc.  9/06/00          32,000         $3,200.00
15310 Mustang Drive
Fountain Hill,
AZ. 85268

Roy Meadows           9/07/00          20,000         $2,000.00
207 Jasmine Lane
Longwood , Fl. 32779

Michelle Fontaine     6/30/00          10,000         $1,000.00
3560 #7 Rd.
Richmond, B.C.
Canada V6V1R4

Mike Marleau          7/07/00          10,000         $1,000.00
1383 Moringside Cres.
Vancouver, B.C.
Canada V6C2W9

Market Media         8/15/00           10,000         $1,000.00
1022 Greenwood Blvd.
Suite 121
Lake Mary, Fl. 32746

Caleb Joshua Halley  7/28/00           10,000         $1,000.00
P.O. Box 1664
Islamorada, Fl.33036

Dwain Brannon Group,LLC 8/15/00        10,000         $1,000.00
1022 Greenwood Blvd.
Suite 121
Lake Mary, Fl. 32746


Page 40
Fairway Capital Partners,LLC 8/15/00   10,000         $1,000.00
1022 Greenwood Blvd. Suite 121
Lake Mary, Fl. 32746

Karen Armstrong        7/30//00        10,000         $1,000.00
187 Redding Rd.
Campbell, Ca. 95008
Kephart Family Enterprises 8/15/00     10,000         $1,000.00
2176 Alaqua Drive
Longwood, Fl. 32779

Joe Glen               9/21/00         10,000         $1,000.00
3104 E. Camelback #527
Phoenix, Az. 85016

Harold Minsky         6/30/00           5,000           $500.00
17116 Prarie St.
Northridge, Ca. 91325

John Leo              6/30/00           5,000           $500.00
242 Barrow St.
Jersey City, NJ 07302

Myrna Cedrone        6/30/99            5,000           $500.00
20 Clark St.
Randolph, Ma. 02368

Shirley Ming         6/30/00            5,000           $500.00
6362 Tera Rosa Circle
Boyton Beach, Fl 33437

Marco Myatovic       9/20/00            5,000           $500.00
4318 Northwood Road
Prince George British Columbia
Canada V2K 5R8
Total                                  567,000           $56,700





















Page 41

EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.
Exhibit No. Document Description
- ------------ --------------------
1 Articles of Incorporation.
2 Bylaws
3 Specimen Stock Certificate.
4 Consent of James E. Scheifly & Associates, P.C.,
Certified Public Accountants.
5 Financial Data Schedule.
6 Subscription Agreement.
7 Legality opinion and consent of counsel
8 Suppliers
UNDERTAKINGS.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
a. To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;
b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement.
2. That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
2. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
 SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly Page 42 caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on this 31st day of October,2000.
Heavensent Bears, Inc.
BY: /s/ Scott Johnson
Scott Johnson, President
KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Scott Johnson, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment
(including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature Title Date
/s/ Scott Johnson President, Treasurer,October 31, 2000
Scott Johnson Chief Financial Officer
and a member of the
Board of Directors


Page 43